Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196886

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 4 DATED JUNE 2, 2016
TO THE PROSPECTUS DATED APRIL 1, 2016

This supplement No. 4 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 4 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose:

•the recent share pricing information and
•an update to our suitability standards.

Recent Share Pricing Information

Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from May 1 to May 31, 2016, for all of our classes of common stock:

Date	NAV per Share
	Class A	Class M	Class A-I	Class M-I	Class D (1)
May 2, 2016	$11.19	$11.22	$11.23	$11.23	$11.22
May 3, 2016	$11.19	$11.22	$11.23	$11.23	$11.22
May 4, 2016	$11.19	$11.22	$11.23	$11.23	$11.22
May 5, 2016	$11.19	$11.22	$11.23	$11.23	$11.22
May 6, 2016	$11.19	$11.22	$11.23	$11.23	$11.22
May 9, 2016	$11.19	$11.23	$11.23	$11.24	$11.22
May 10, 2016	$11.19	$11.23	$11.23	$11.24	$11.22
May 11, 2016	$11.19	$11.23	$11.23	$11.24	$11.22
May 12, 2016	$11.20	$11.23	$11.23	$11.24	$11.23
May 13, 2016	$11.20	$11.23	$11.24	$11.24	$11.23
May 16, 2016	$11.20	$11.23	$11.24	$11.24	$11.23
May 17, 2016	$11.21	$11.24	$11.25	$11.25	$11.24
May 18, 2016	$11.21	$11.24	$11.25	$11.25	$11.24
May 19, 2016	$11.21	$11.24	$11.25	$11.25	$11.24
May 20, 2016	$11.22	$11.25	$11.26	$11.26	$11.25
May 23, 2016	$11.22	$11.26	$11.26	$11.27	$11.25
May 24, 2016	$11.22	$11.26	$11.26	$11.27	$11.25
May 25, 2016	$11.22	$11.26	$11.26	$11.27	$11.25
May 26, 2016	$11.23	$11.27	$11.27	$11.28	$11.26
May 27, 2016	$11.23	$11.27	$11.27	$11.28	$11.26
May 31, 2016	$11.23	$11.27	$11.28	$11.28	$11.27

(1) Shares of Class D common stock are only available pursuant to a private placement offering.

Purchases and repurchases of shares of our common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each class, excluding Class D, is (1) posted on our website, www.JLLIPT.com, and (2) made available on our toll-free, automated telephone line, (855) 652-0277.

Update to Suitability Standards

The concentration limit in the “Suitability Standards” section of our prospectus, applicable to all investors, is hereby deleted and replaced with the following:

In addition to the minimum income and net worth standards above, an investor may not invest more than 10% of his or her liquid net worth in shares of Jones Lang LaSalle Income Property Trust, Inc. common stock and other public, non-listed REITs, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

To qualify as an accredited investor, a natural person must have either:

•
an individual net worth, or joint net worth with that person’s spouse, that exceeds $1,000,000 (excluding the value of the person’s primary residence and any indebtedness secured by such residence, up to the estimated fair market value of the residence at the time of sale of the securities); or

•
an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of the two most recent years and a reasonable expectation of reaching the same level in the current year.

Form of Subscription Agreement

Our revised form of subscription agreement and form of subsequent subscription agreement are attached to this supplement as Exhibits A and B, respectively. The revised form of subscription agreement and form of subsequent subscription agreement supersede and replace the forms included as Appendices A and B, respectively, to the prospectus dated April 1, 2016.

JLL Income Property Trust™ Exhibit A SUBSCRIPTION AGREEMENT

Important information about opening an account:

When you open an account, you must provide your name, address, social security number, date of birth and other information that will allow us to identify you. Jones Lang LaSalle Income Property Trust, Inc. (the "Company") encourages all prospective investors to consult with their investment advisor/RIA and read the Company's prospectus, including all supplements and amendments thereto (the "Prospectus"), prior to submitting this form. The Prospectus contains important information regarding the terms, conditions and potential risks associated with an investment in the Company.

1. INVESTMENT

A. Investment Amount

We do not accept cash, cashier's checks/official bank checks, starter checks, foreign checks, money orders, third-party checks or traveler's checks.

$ ____________

☐ This is my initial investment (Minimum initial investment is $10,000 for Class A and Class M shares and $1,000,000 for Class A-I and Class M-I shares)

☐ This is an additional investment ($1,000 minimum for all share classes)

☐ Check this box if you are purchasing shares from a registered investment advisor or bank acting as a custodian in a fee-only account. (Investment advisor listed in Section 10 must agree to this election and/or custodian information must be included in Section 4E.)

B. Payment will be made via: (Check one)

☐ Enclosed Check
(Payable to Jones Lang LaSalle Income Property Trust, Inc.)

☐ Wired Funds

☐ Funds Transferring from Another Firm

2. ACCOUNT TYPE

The Jones Lang LaSalle Income Property Trust, Inc. offers for sale Class A, Class M, Class A-I and Class M-I shares. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each class. **Please check the box below to indicate your purchase of Class A, M, A-I or M-I shares.**

☐ Class A Shares ☐ Class M Shares ☐ Class A-I Shares ☐ Class M-I Shares

☐ *Check here if you are a registered representative or an immediate family member of a registered representative and are purchasing shares at NAV.*

☐ *Check here if you are applying Rights of Accumulation.*

Existing Account(s) to be linked ____________

3. TYPE OF OWNERSHIP Please select **one** ownership type and attach any applicable documentation.

Non-Custodial Ownership

☐ Individual Ownership - One signature required.

☐ Transfer on Death - Form will be sent to account owner to effect designation.

☐ Joint Tenants with Rights of Survivorship - All parties must sign.

☐ Community Property - All parties must sign.

☐ Tenants in Common - All parties must sign.

☐ Corporate Ownership - Authorized signature required. Include copy of corporate resolution.

☐ Partnership Ownership - Authorized signature required. Include copy of partnership agreement.

☐ Qualified Pension Plan and Profit-Sharing Plan (Non-Custodial)

☐ Estate - Personal representative signature required.

Name of Executor ____________

(Include a copy of the court appointment date within 90 days)

Custodial Ownership

☐ Traditional IRA - Custodian signature required in Section 4E.

☐ Roth IRA - Custodian signature required in Section 4E.

☐ DCD IRA - Custodian signature required in Section 4E.

Name of Executor ____________

☐ Rollover IRA - Custodian signature required in Section 4E.

☐ Simplified Employee Pension/Trust (SEP)

☐ Pension or Profit-Sharing Plan - Custodian signature required in Section 4E.

☐ Partnership Ownership - Authorized signature required. Include copy of partnership agreement.

☐ Uniform Gift to Minors Act Custodian signature required in Section 4E.

State of ______ Custodian for ____________

☐ Other (Specify) ____________

Trust Accounts

☐ Taxable Trust - Include a copy of the first and last page of the trust.

☐ Tax-Exempt Trust - Include a copy of the first and last page of the trust.

Other (Specify name of Trustee) ____________ Include a copy of the first and last page of the plan, as well as Trustee information.

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4. INVESTOR INFORMATION

A. Investor

First Name ______ MI ___ Last Name ______ Gender: ☐ Male ☐ Female

Social Security Number / Tax ID Number ______ Date of Birth ______ (MM/DD/YYYY)

U.S. Address (No P.O. Boxes Accepted) ______

City ______ State ___ Zip Code ______

Email Address ______

☐ U.S. citizen
☐ Resident alien
☐ Nonresident alien

B. Joint Owner/Co-Investor *(If applicable)*

First Name ______ MI ___ Last Name ______ Gender: ☐ Male ☐ Female

Social Security Number / Tax ID Number ______ Date of Birth ______ (MM/DD/YYYY)

U.S. Address (No P.O. Boxes Accepted) ______

City ______ State ___ Zip Code ______

Email Address ______

☐ U.S. citizen
☐ Resident alien
☐ Nonresident alien

C. Transfer on Death Beneficiary Information *(For accounts with rights of survivorship only)*

(Whole % only. Additional Beneficiaries may be added on a separate sheet of paper.)

PRIMARY

First Name ______ MI ___ Last Name ______

SSN ______ Date of Birth ______ (MM/DD/YYYY) ___ %

+

First Name ______ MI ___ Last Name ______ ___ %

SSN ______ Date of Birth ______ (MM/DD/YYYY) = 100%

SECONDARY

First Name ______ MI ___ Last Name ______

SSN ______ Date of Birth ______ (MM/DD/YYYY) ___ %

+

First Name ______ MI ___ Last Name ______ ___ %

SSN ______ Date of Birth ______ (MM/DD/YYYY) = 100%

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D. Trust / Corporation / Partnership / Pension Fund / Other (If applicable)
(Sections 4A and 4B must also be completed with Trustee information if the investment is made on behalf of a Trust.)

Name of Entity

Tax ID Number

Date of Trust (MM/DD/YYYY)

E. Custodian Information (If applicable)
(Sections 4A and 4B must also be completed.)

Name of Custodian or Trustee

Address

City

State

Zip Code

Custodian Tax ID#

Custodian/Brokerage Account #

Email Address

Daytime Phone Number

5. DISTRIBUTION DESIGNATION

Please complete this section to enroll in the Distribution Reinvestment Plan (the "DRIP") or to designate the form of distributions that you would like to receive **(Please select one)**.
Investors who reside in New Jersey, other than persons who meet the definition of "Accredited Investor" under Rule 501 of Regulation D, must elect to participate in the DRIP by selecting that option below. **If no method is selected, for investors who do not reside in New Jersey, the Company will default to reinvest distributions pursuant to the DRIP.**

☐ **A. Reinvest distributions pursuant to the DRIP**
The investor elects to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein. See Section 8 for important additional information.

☐ **B. Check mailed to address set forth in Section 4A of this form**

☐ **C. Check mailed to Third-Party/Alternate Address/Custodian**

Name/Entity Name/Financial Institution

Mailing Address

City

State

Zip Code

Account Number

☐ **D. Direct Deposit (Please complete Section 6)**
The investor authorizes the Company or its agent to deposit distributions to the designated bank/brokerage account. This authority will remain in force until the Company is notified in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into the account, they are authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

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6. BANKING INSTRUCTIONS FOR DIRECT DEPOSITS

All investors utilizing Direct Deposit for distributions must provide banking instructions to the investor's brokerage account or pre-designated U.S. bank account. All repurchases processed will be electronically delivered to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the investor has made the necessary funds transfer arrangements. Funds electronically delivered by the Company or its agents must be to a U.S. financial institution (ACH network member).

Financial Institution __________

Street Address __________

City ______ State ___ Zip Code ______

☐ Checking (Please include a voided check)
☐ Savings (Please include a deposit check)
☐ Brokerage or Other

Account Number ______
ABA Routing Number ______

Electronic funds transfers require the signatures of the bank account owners exactly as they appear on the bank records. Registration of the bank account must be the same as names and signatures on this form.

7. COST BASIS ELECTION

Internal Revenue Service regulations require security issuers to determine the adjusted cost basis for securities sold or repurchased, the nature of the gain or loss and to report the information on Form 1099-B. Several tax lot relief methods are available to determine the adjusted cost basis; select one of the following options as the tax lot relief method to be used. This election may be changed at any time prior to or at the time of each repurchase.
If no method is selected, the Company will utilize the FIFO method as the default option.

Select one:

☐ **FIFO:** First in first out method depletes tax lots in the chronological order in which they were acquired.
☐ **LIFO:** Last in first out method will repurchase newest available shares purchased.
☐ **HIFO:** Highest cost available shares will be repurchased first.
☐ **LOFO:** Lowest cost available shares will be repurchased first.
☐ **HILT:** Long term highest cost available shares will be repurchased first.
☐ **HIST:** Short term highest cost available shares will be repurchased first.
☐ **LILT:** Long term lowest cost available shares will be repurchased first.
☐ **LIST:** Short term lowest cost available shares will be repurchased first.
☐ **Specific Identification:** Stockholders choose which tax lots they are selling and must specify particular lots to be sold prior to or at the time of each repurchase.

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8. IMPORTANT INVESTOR INFORMATION

All items on this form must be completed in order to process the application. Please note that the Company, its agents and participating broker-dealers are required by law to obtain, verify and record certain personal information obtained to establish this account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If that information is not provided, we may not be able to open the account.

In order to invest in the Company, we only accept checks drawn from a U.S. bank account or wired funds from a U.S. financial institution (ACH network member). We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.

IMPORTANT INFORMATION FOR INVESTORS IN THE DISTRIBUTION REINVESTMENT PLAN:

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify the Company in writing if at any time you experience a material change in your financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by your state of residence and as set forth in the Prospectus and this form relating to such investment or can no longer make the representations or warranties set forth in Section 11 of this form. This request in no way shifts the responsibility of the Company's sponsor, or any other person selling shares on behalf of the Company to you, to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by you.

IMPORTANT INFORMATION FOR INVESTORS PURCHASING SHARES UNDER THE TERMS FOR UNIFORM GIFTS OR TRANSFERS TO MINORS (UGMA / UTMA):

To the extent that shares of the Company are purchased for the benefit of a minor under UGMA /UTMA, the minor will be required to complete a Subscription Eligibility Form and Account Application at the time that he or she becomes of legal age as defined by the law of the minor's state of residency.

9. CUSTODIAN SIGNATURE (For Custodian identified in Section 4E, as applicable)

The undersigned, being the custodian of the IRA being invested in the Company by the investor, hereby accepts and agrees to this subscription.

Name of Authorized Signatory ______________________

Signature of Authorized Signatory ______________________ Date __________

If the custodian of the IRA being invested in the Company by the investor accepts and agrees to the investor's election (if applicable) to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein, please initial here. ________

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10. PARTICIPATING BROKER-DEALER / INVESTMENT ADVISOR OR REGISTERED INVESTMENT ADVISOR ("RIA") INFORMATION

The undersigned confirms by its signature, on behalf of the RIA, as applicable, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor's prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that, based on the totality of information received from the client, including the financial position, investment objectives and liquidity needs of the client, such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The broker-dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

The undersigned further represents and certifies, on behalf of the RIA, as applicable, has established and implemented an anti-money laundering compliance program ("AML Program") reasonably designed to identify the client and that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing AML Program and Customer Identification Program. To the extent permitted by applicable law, RIA will share information with the Dealer Manager and the Company for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of shares of the Offering. Upon request by the Dealer Manager at any time, RIA hereby agrees to (i) furnish a written copy of its AML Program to the Dealer Manager for review, (ii) provide certification to the Dealer Manager that RIA has complied with the provisions of its AML Program, and (iii) furnish information regarding the findings and, if applicable, any remedial actions taken in connection with RIA's most recent testing of its AML Program.

The undersigned RIA further represents and certifies that the investor has granted said RIA a power of attorney with the authority to execute this subscription agreement on the investor's behalf, including all required representations.

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Continued Section 10...

If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of the Company in the state designated as the investor's legal residence, as well as the state in which the sale was made.

Registered Representatives complete this section:

Broker-Dealer

Registered Representative Name

Registered Representative Mailing Address

City | State | Zip Code

Branch Number | CRD Number

Email Address | Daytime Phone Number

Registered Representative Signature | Date

Broker-Dealer Signature | Date

Branch Manager Signature (If required by Participating Broker-Dealer) | Date

RIAs complete this section:

RIA Firm Name | RIA Firm CRD Number

RIA Representative Name

RIA Representative Mailing Address

City | State | Zip Code

RIA Branch Number | RIA Rep IARD Number

Email Address | Daytime Phone Number

RIA Representative Signature | Date

Manager Signature (If required by RIA Firm) | Date

Branch Manager Signature (If required by Participating Broker-Dealer) | Date

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11. ELECTRONIC DELIVERY

Please initial box if you wish to elect this option ☐ **Email Address** ☐

The investor hereby requests all available printed materials associated with this account or securities held in this account, including but not limited to, annual and semiannual reports, prospectuses, supplements to the prospectus, proxies, investor statements and correspondence be made available and delivered electronically. The internet address (URL) where the materials are available will be contained within an announcement sent to investor's address when such materials are available. Materials referenced within the e-mail announcement may be viewed electronically or printed. Costs associated with accessing the internet may be incurred and certain software may need to be downloaded in order to view the materials delivered electronically and that timely access to the materials may not be available in the event of a system failure or network outage. By initialing above, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify the Company that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that the Company send a paper copy of a particular stockholder communication to me. The Company has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

12. INVESTOR SIGNATURES

Please read and separately initial each of the representations below *in order to complete the application for purchasing and owning shares of the Company. If you have more questions about this offering or if you would like additional copies of the Prospectus, please visit the Company's website at www.JLLIPT.com. Investment advisors/RIAs can also contact their wholesale representatives. In the case of trust accounts, you may not grant any person a power of attorney to make the representations on your behalf.*

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you is that when you open an account, we will ask for your name, address, social security number, date of birth and other information that will allow us to identify you. This will assist us in ensuring that your information is secure.

PLEASE NOTE: ALL ITEMS MUSTS BE READ AND INITIALED

I, the investor (or in the case of fiduciary accounts, the person authorized to sign on such subscriber's behalf), hereby represent and warrant to the Company as follows:

		Investor/ Owner	Co-Investor/ Joint-Owner
(a)	I (we) have received a copy of the final Prospectus (the Prospectus and all supplements and amendments thereto that were filed with the Securities and Exchange Commission) for Jones Lang LaSalle Income Property Trust, Inc. at least five business days before my (our) purchase can be accepted.		
(b)	I (we) acknowledge that the Company files a supplement to its Prospectus following the end of each month disclosing daily pricing information for the preceding month, which I (we) can access through the Company's website at www.JLLIPT.com, the SEC's website at www.sec.gov or from my (our) investment advisor(s). I (we) also acknowledge that following each business day, I (we) can access the Company's daily pricing information for that day from any of these sources as well as through the Company's toll-free automated telephone line at 855-652-0277. I (we) have received the Company's NAV per share from one or more of these sources before completing this purchase.		
(c)	I (we) have (i) a minimum net worth of at least \$250,000, or (ii) a minimum net worth of at least \$100,000 and a minimum annual gross income of at least \$70,000, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state(s) of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) acknowledge that these suitability requirements can be met by myself (us) or the fiduciary acting on my (our) behalf. For these purposes, "net worth" is calculated excluding the value of my (our) home(s), home furnishings and automobiles.		

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Investor/ Owner	Co-Investor/ Joint-Owner
(d)	I (we) confirm that I am (we are) either (i) an accredited investor, as defined in Regulation D of the Securities Act of 1933, as amended, or (ii) with the purchase of shares of the Company, no more than 10% of my (our) liquid net worth will be invested in shares of the Company and other public, non-listed REITs, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.	☐	☐
(e)	Ohio residents only: In addition to the general suitability requirements described above, if I am (we are) an investor from Ohio, my (our) investment in the Company, its affiliates, and my (our) investments in other non-traded REITs does not exceed 10% of my (our) liquid net worth, with liquid net worth being defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobile minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.	☐	☐
(f)	Alabama residents only: In addition to the general suitability requirements described above, if I am (we are) an investor from Alabama, I (we) have a liquid net worth of at least 10 times my (our) investment in the Company and its affiliates.	☐	☐
(g)	New Jersey residents only: If I am (we are) an investor from New Jersey, I (we) have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed ten percent (10%) of my (our) liquid net worth.	☐	☐
(h)	I (we) acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that the Company may be unable to repurchase my (our) shares at any particular time.	☐	☐
(i)	I am (we are) purchasing the shares for my (our) own account(s) or on behalf of a trust or other eligible entity. If I am (we are) purchasing shares on behalf of a trust or other eligible entity, I (we) have due authority to sign this agreement and to legally bind the trust or other eligible entity to the terms and conditions for purchasing shares of the Company.	☐	☐

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By signing this subscription agreement, I (we) agree to the terms and conditions for owning shares of the Company as outlined in this form, the Prospectus and any applicable supplements. I (we) certify that I (we) have received a copy of this prospectus and that I (we) meet the net worth and gross annual income requirements described above. The Company will assert these representations and warranties in any proceeding in which a stockholder or a regulatory authority attempts to hold the Company liable because stockholders did not receive copies of this prospectus or because the Company failed to adhere to each state's suitability requirements. I (we) certify under penalties of perjury that I am (we are) not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities.

I (we) further acknowledge that after an account is opened with the Company, I (we) will receive account statements, a confirmation of my purchase and other correspondence which I (we) must carefully review to ensure that instructions have been properly acted upon. If any discrepancies are noted, I (we) agree to notify the Company or the transfer agent in a timely manner. My (our) failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy.

I (we) certify that I am (we are) of legal age to sign this form. For joint accounts, all parties must sign.

Except in the case of a fiduciary account, I (we) understand that I (we) may not grant any person a power of attorney to make the above representations on my (our) behalf. Anyone signing on behalf of the investor pursuant to a power of attorney represents by their signature that they are acting as a fiduciary for the investor.

SUBSTITUTE W-9

The undersigned certifies, under penalties of perjury, (i) that the taxpayer identification number shown in this Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding and (iii) I am (we are) a U.S. citizen or other U.S. person.

NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certification regarding backup withholding. Form W-9 instructions are available upon request.

NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws.

Name of Authorized Signatory

Signature of Authorized Signatory

Date

Name of Co-Investor/Joint Owner

Signature of Co-Investor/Joint Owner

Date

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A. Please review this application to ensure that all sections are complete, all additional required information is attached and that initials and signatures are provided wherever requested. For IRA accounts, mail investor-signed documents to the IRA Custodian for signatures.

B. Payment by check:

Checks should be made payable to:

Jones Lang LaSalle Income Property Trust, Inc.

Payment by wire:

Wire to:	United Missouri Bank, Kansas City, MO
ABA Routing Number:	101000695
Beneficiary Name:	LaSalle Universal
Beneficiary Account Number:	98-7197-617-3
For Further Credit to:	Investor Name
Fund Name:	Jones Lang LaSalle Income Property Trust, Inc.

C. This original application, together with a check for the full purchase price (if payment by check), should be delivered to the applicable address below (no faxes):

Standard Mail:
Jones Lang LaSalle Income Property Trust, Inc.
c/o DST Systems, Inc.
P.O. Box 219165
Kansas City, Missouri 64121-9165

Overnight Delivery:
Jones Lang LaSalle Income Property Trust, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Suite 219165
Kansas City, Missouri 64105

Questions:
(855) 652-0277

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JLL Income Property Trust™ Exhibit B SUBSEQUENT SUBSCRIPTION AGREEMENT

Existing Account Registration (Name of Account) ______________________

Existing DST or Broker-Dealer Account Number ______________________

Additional Subscription Amount $ ______________________

Please read and separately initial each of the representations below *in order to complete the application for purchasing and owning shares of the Company. If you have more questions about this offering or if you would like additional copies of the Prospectus, please visit the Company's website at www.JLLIPT.com. Investment advisors/RIAs can also contact their wholesale representatives. In the case of trust accounts, you may not grant any person a power of attorney to make the representations on your behalf.*

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you is that when you open an account, we will ask for your name, address, social security number, date of birth and other information that will allow us to identify you. This will assist us in ensuring that your information is secure.

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

I, the investor (or in the case of fiduciary accounts, the person authorized to sign on such subscriber's behalf), hereby represent and warrant to the Company as follows:

		Investor/ Owner	Co-Investor/ Joint-Owner
(a)	I (we) have received a copy of the final Prospectus (the Prospectus and all supplements and amendments thereto that were filed with the Securities and Exchange Commission) for Jones Lang LaSalle Income Property Trust, Inc. at least five business days before my (our) purchase can be accepted.		
(b)	I (we) acknowledge that the Company files a supplement to its Prospectus following the end of each month disclosing daily pricing information for the preceding month, which I (we) can access through the Company's website at www.JLLIPT.com, the SEC's website at www.sec.gov or from my (our) investment advisor(s). I (we) also acknowledge that following each business day, I (we) can access the Company's daily pricing information for that day from any of these sources as well as through the Company's toll-free automated telephone line at 855-652-0277. I (we) have received the Company's NAV per share from one or more of these sources before completing this purchase.		
(c)	I (we) have (i) a minimum net worth of at least $250,000, or (ii) a minimum net worth of at least $100,000 and a minimum annual gross income of at least $70,000, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state(s) of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) acknowledge that these suitability requirements can be met by myself (us) or the fiduciary acting on my (our) behalf. For these purposes, "net worth" is calculated excluding the value of my (our) home(s), home furnishings and automobiles.		
(d)	I (we) confirm that I am (we are) either (i) an accredited investor, as defined in Regulation D of the Securities Act of 1933, as amended, or (ii) with the purchase of shares of the Company, no more than 10% of my (our) liquid net worth will be invested in shares of the Company and other public, non-listed REITs, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
(e)	Ohio residents only: In addition to the general suitability requirements described above, if I am (we are) an investor from Ohio, my (our) investment in the Company, its affiliates, and my (our) investments in other non-traded REITs does not exceed 10% of my (our) liquid net worth, with liquid net worth being defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobile minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
(f)	Alabama residents only: In addition to the general suitability requirements described above, if I am (we are) an investor from Alabama, I (we) have a liquid net worth of at least 10 times my (our) investment in the Company and its affiliates.		
(g)	New Jersey residents only: If I am (we are) an investor from New Jersey, I (we) have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed ten percent (10%) of my (our) liquid net worth.		
(h)	I (we) acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that the Company may be unable to repurchase my (our) shares at any particular time.		
(i)	I am (we are) purchasing the shares for my (our) own account(s) or on behalf of a trust or other eligible entity. If I am (we are) purchasing shares on behalf of a trust or other eligible entity, I (we) have due authority to sign this agreement and to legally bind the trust or other eligible entity to the terms and conditions for purchasing shares of the Company.

JLL Income Property Trust™ SUBSEQUENT SUBSCRIPTION AGREEMENT

If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of the Company in the state designated as the investor's legal residence, as well as the state in which the sale was made.

Registered Representatives complete this section:

Broker-Dealer

Registered Representative Name

Registered Representative Mailing Address

City State Zip Code

Branch Number CRD Number

Email Address Daytime Phone Number

Registered Representative Signature Date

Broker-Dealer Signature Date

Branch Manager Signature (If Required by Participating Broker-Dealer) Date

RIAs complete this section:

RIA Firm Name RIA Firm CRD Number

RIA Representative Name

RIA Representative Mailing Address

City State Zip Code

RIA Branch Number RIA Rep IARD Number

Email Address Daytime Phone Number

RIA Representative Signature Date

Manager Signature (If Required by RIA Firm) Date

Branch Manager Signature (If Required by Participating Broker-Dealer) Date

2

JLL Income Property Trust™

SUBSEQUENT SUBSCRIPTION AGREEMENT

By signing this subscription agreement, I (we) agree to the terms and conditions for owning shares of the Company as outlined in this form, the Prospectus and any applicable supplements. I (we) certify that I (we) have received a copy of this prospectus and that I (we) meet the net worth and gross annual income requirements described above. The Company will assert these representations and warranties in any proceeding in which a stockholder or a regulatory authority attempts to hold the Company liable because stockholders did not receive copies of this prospectus or because the Company failed to adhere to each state's suitability requirements. I (we) certify under penalties of perjury that I am (we are) not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities.

I (we) further acknowledge that after an account is opened with the Company, I (we) will receive account statements, a confirmation of my purchase and other correspondence which I (we) must carefully review to ensure that instructions have been properly acted upon. If any discrepancies are noted, I (we) agree to notify the Company or the transfer agent in a timely manner. My (our) failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy.

I (we) certify that I am (we are) of legal age to sign this form. For joint accounts, all parties must sign.

Except in the case of a fiduciary account, the investor may not grant any person a power of attorney to make the above representations on his, hers or its benefit.

SUBSTITUTE W-9

The undersigned certifies, under penalties of perjury, (i) that the taxpayer identification number shown in this Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding and (iii) I am (we are) a U.S. citizen or other U.S. person.

NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certification regarding backup withholding. Form W-9 instructions are available upon request.

NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws.

Name of Authorized Signatory

Signature of Authorized Signatory **Date**

Name of Co-Investor/Joint Owner

Signature of Co-Investor/Joint Owner **Date**

Name of Custodian (If Applicable)

Signature of Custodian (If Applicable) **Date**

LS-SUB-SHORT-0616